                                                                    Exhibit 23.1

                          L.L. BRADFORD & COMPANY, LLC
                   Certified Public Accountants & Consultants
                           3441 South Eastern Avenue
                            Las Vegas, Nevada 89109
                                 (702) 735-5030



July 25, 2002


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  eConnect - Form SB-2


Dear Sir/Madam:

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 of our report dated April 19, 2002 in eConnect's Form 10-KSB for the year ended December 31, 2001, and to all references to our firm included in this Registration Statement.

Sincerely,



L.L. Bradford & Company, LLC